Exhibit 10.28
AMRIZE LTD
2025 OMNIBUS INCENTIVE PLAN PERFORMANCE STOCK UNIT AWARD AGREEMENT
This Performance Stock Unit Award Agreement, including the additional terms and restrictive covenant conditions contained in the appendices attached hereto (together this “Award Agreement”), dated as of         , (the “Date of Grant”), is made by and between Amrize Ltd, a corporation (Aktiengesellschaft) incorporated in the Canton of Zug, Switzerland (the “Company”), and      (the “Participant”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Amrize Ltd 2025 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”).
Section 1. Grant of Performance Stock Units. The Company hereby grants to the Participant an award of performance stock units (the “PSUs”) at the target number of [ ] (the “Target PSUs”), under and subject to the terms and conditions of this Award Agreement and the Plan which is incorporated herein by reference and made a part hereof for all purposes. The number of Target PSUs earned shall be subject to increase or decrease in accordance with the appendix attached hereto (the “Performance Appendix”). Each PSU shall represent the right to receive one
(1) share of Common Stock. The PSUs shall be credited to a separate account maintained for the Participant on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.
Section 2. Vesting of PSUs.
(a)The PSUs will be earned, if at all, based on the extent to which the performance goals described on the Performance Appendix (each a “Performance Goal” and, collectively, the “Performance Goals”) are achieved during the period ending on December 31, 2027, (the “Performance Period”). The Administrator will determine in good faith and in its sole discretion the extent to which such Performance Goal has been satisfied within sixty (60) days following the end of the Performance Period, and any earned PSUs will immediately vest on the date of such determination (the “Vesting Date”); provided, that the Participant remains in continuous employment or service (“Service”) with the Company and its Affiliates through the Vesting Date.
(b)Except as otherwise provided in the Plan, upon termination of the Participant's Service with the Company and its Affiliates for any reason, any portion of the Award that is not then vested will promptly terminate and shall be forfeited without payment of any consideration, except as follows:
(i)Death. If the Participant’s Service is terminated by reason of death prior to the Vesting Date, then a Pro-Rata Portion of the Target PSUs shall accelerate and vest and any such restrictions shall immediately lapse.
(ii)Good Leaver Termination. Except as provided in Section 2(b)(iii), if the Participant’s Service is terminated by the Company by reason of a Good Leaver Termination prior to the Vesting Date, subject to the Participant’s

Exhibit 10.28
continued compliance with the obligations under Section 6 and the Release Condition, then a Pro-Rata Portion of the PSUs shall remain outstanding and eligible to vest for purposes of this Award, based on actual performance through the end of the Performance Period as determined in Section 2(a).
(iii)Change in Control. In the event that a Change in Control occurs prior to the Vesting Date, then notwithstanding Section 13 of the Plan (i) to the extent the PSUs are not assumed or substituted for in connection with the Change in Control, each PSU that has not vested as of the date of such Change in Control shall fully accelerate and vest and any performance conditions imposed with respect to such Award shall be deemed to be achieved at the actual performance level (as determined by the Administrator immediately prior to the consummation of the Change in Control) or (ii) to the extent the PSUs are assumed or substituted for in connection with the Change in Control, in the event that the Participant’s Service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for Good Reason, in either case, on or after the effective date of the Change in Control but prior to eighteen (18) months following the Change in Control, each PSU that has not vested as of the date of such termination shall remain outstanding and eligible to vest (without pro-ration) for purposes of this Award, based on actual performance through the end of the Performance Period as determined in Section 2(a).
(c)For purposes of this Award Agreement, and notwithstanding any provision of the Plan to the contrary:
(i)“Disability” means the occurrence of an event which would entitle the Participant to the payment of disability income under an approved long-term disability income plan or a long-term disability of the Company as determined by the Administrator in its absolute discretion or pursuant to any other standard as may be adopted by the Administrator.
(ii)“Good Leaver Termination” means if the Participant’s employment with the Company is terminated, in each case, other than in accordance with Section 2(b)(iii) of this Agreement, (i) by the Company or a Subsidiary of the Company without Cause, (ii) by reason of the Participant’s Disability, or (iii) by reason of the Participant’s Retirement following the first anniversary of the Date of Grant, provided that the Participant has satisfied the Retirement Vesting Criteria as of the date of such Retirement.
(iii)“Good Reason” means (a) If a Participant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or (b) if no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant's express written consent (unless such events are fully corrected in all material respects by the Company within thirty (30) days following written notification by the Participant to the Company describing the

Exhibit 10.28
applicable circumstances): (i) any material, adverse change in the Participant's duties, responsibilities, or authorities; (ii) a material reduction in the Participant's base salary or target bonus opportunity; or (iii) a geographical relocation of the Participant's principal office location by more than fifty (50) miles. The Participant will provide the Company with a written notice detailing the specific circumstances alleged to constitute Good Reason within thirty (30) days after the first occurrence of such circumstances, and actually terminate employment within thirty (30) days following the expiration of the Company’s thirty (30)-day cure period described above. Otherwise, any claim of such circumstances as “Good Reason” shall be deemed irrevocably waived by the Participant.
(iv)“Pro-Rata Portion” shall be determined by multiplying the number of Target PSUs awarded by a fraction, the numerator of which is the number of days from the Date of Grant to the date of the Participant’s termination of Service with the Company or an Affiliate thereof (which shall include any notice period or “garden leave” period that may be required contractually or under applicable law) and the denominator of which is the number of days from the Date of Grant to the end of the Performance Period, with any fractional shares rounded to the nearest whole number of shares.
(v)“Release Condition” shall mean the Participant’s timely execution, delivery to the Company and non-revocation of a general release of claims in a form satisfactory to the Company within sixty (60) days following the Participant’s termination of Service with the Company or an Affiliate of the Company.
(vi)“Retirement” shall mean the Participant’s termination of Service following having both attained (i) the minimum age of fifty-five (55) and
(ii) continuous Service with the Company or an Affiliate of the Company for at least three (3) years; provided, that the sum of the Participant’s age plus years of service (counting whole years only) must equal at least sixty-five (65). If the Participant experiences a termination of Service for any reason and is subsequently re-employed by the Company or an Affiliate of the Company, then the three-year service requirement must be satisfied following such re-employment.
(vii)“Retirement Vesting Criteria” shall mean that (i) Participant provides at least six (6) months’ advance written notice of Participant’s intent to retire to Participant’s direct supervisor (provided that the Company may waive or shorten such period in its sole discretion), (ii) Participant does not voluntarily terminate Service prior to the agreed upon retirement date and (iii) Participant’s Service is not terminated for Cause prior to the agreed upon retirement date.
Section 3. Settlement. The shares of Common Stock underlying any PSUs that become vested in accordance with this Award Agreement (inclusive of any Dividend Equivalents

Exhibit 10.28
thereon) shall be delivered to the Participant as soon as practicable following the date such PSUs vest in accordance with Section 2, and in no event later than sixty (60) days thereafter.

Section 4. Rights as Stockholder; Dividend Equivalents. The Participant shall have no rights of a stockholder with respect to the PSUs (including the right to vote) unless and until shares of Common Stock are issued in respect thereof following the applicable date upon which the PSUs vest; provided that if, prior to the settlement date, the Company declares a dividend or distribution on the shares of Common Stock, then, on the payment date of the dividend or distribution, the Participant’s Account shall be credited with dividend equivalents in an amount equal to the dividends that would have been paid to the Participant if one share of Common Stock had been issued on the Date of Grant for each PSU granted to the Participant as set forth in this Award Agreement (the “Dividend Equivalents”). Dividend Equivalents shall be subject to the same vesting and forfeiture restrictions as the PSUs as if they are reinvested in additional PSUs and shall be paid on the same date that the PSUs to which they are attributable are settled in accordance with Section 3 hereof. Dividend Equivalents credited to a Participant’s Account shall be distributed in cash or, at the discretion of the Administrator, in shares of Common Stock having a Fair Market Value equal to the amount of the dividend equivalents (in either case, as adjusted as if they are reinvested in additional PSUs).
Section 5. Award Agreement Subject to Plan. This Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Administrator in respect of the Plan, this Award Agreement and the PSUs shall be final and conclusive.
Section 6. Restrictive Covenants. Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agrees as a condition to receipt of this Award, to be bound and abide by the restrictions in the appendix attached hereto (the “RCA Appendix”) in addition to any restrictions previously entered into by Participant as set forth in any existing confidentiality, non-disclosure, non-solicitation, non-competition, or other restrictive covenant agreement by and between the Company or any of its Affiliates and the Participant (all such restrictions collectively, “Restrictive Covenant Obligations”). If Participant breaches the RCA Appendix or any other Restrictive Covenant Obligation, as determined by the Administrator in its sole discretion: (i) any unvested portion of the Award held by the Participant shall be immediately rescinded and forfeited without consideration and (ii) the Participant shall automatically forfeit any rights that the Participant may have with respect to the PSUs as of the date of such determination. The foregoing remedies set forth in this Section 6 shall be in addition to any and all other rights and remedies available to the Company and/or its Affiliates at law or in equity, including without limitation as set forth in the RCA Appendix attached hereto, all of which are expressly reserved.

Exhibit 10.28
Section 7. Compliance with Recoupment, Ownership and Other Policies or Agreements. As a condition to receiving this Award, the Participant hereby acknowledges and agrees that the Participant will abide by all provisions of any equity retention policy, stock ownership guidelines and/or other similar policies maintained by the Company, each as in effect from time to time and to the extent applicable to Participant from time to time. In addition, the Participant hereby acknowledges and agrees that this Award shall be subject to the Company’s clawback and recoupment policies as set forth in the Company’s Clawback Policy adopted on May 14, 2025, as may be amended from time to time by the Company, or any other similar plan or provisions as may apply at any time to the Participant under applicable law.
Section 8. No Rights to Continuation of Employment. Nothing in the Plan or this Award Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate thereof or shall interfere with or restrict the right of the Company or its Affiliates to terminate the Participant’s Service at any time for any reason.
Section 9. Tax Withholding. The Company shall satisfy the Participant’s applicable tax (including social security) obligations with respect to any PSUs by net share settlement, pursuant to which the Company shall withhold from the number of shares of Common Stock that would otherwise be issued upon settlement of the PSUs the largest whole number of shares of Common Stock with a Fair Market Value equal to the maximum applicable tax obligations; provided, that, notwithstanding the foregoing, the Participant shall be permitted, at his or her election, to satisfy the applicable tax obligations with respect to any PSUs by tendering a cash payment in respect of any sums required or permitted by federal, state or local tax (including social security) law to be withheld with respect to the PSUs.
Section 10. Limitation on Change in Control Payments. Notwithstanding anything in this Award Agreement to the contrary, in the event that any payment or benefit received or to be received by the Participant in connection with a Change in Control or other applicable transaction, whether pursuant to the terms of this Award Agreement or any other plan, arrangement or agreement (together, the “Total Payments”), would not be deductible (in whole or part) by the Company or any of its Affiliates as a result of Section 280G of the Code and would be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then the Total Payments will be reduced if and to the extent that a reduction in the Total Payments would result in the Participant retaining a larger amount than if the Participant received all of the Total Payments, in each case measured on an after-tax basis (taking into account federal, state and local income taxes and, if applicable, the Excise Tax). In the case of any such reduction, the Total Payments will be reduced in the following order: (i) payments that are payable in cash that are valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced (if necessary, to zero), with amounts that are payable last reduced first; (ii) payments and benefits due in respect of any equity valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced in the reverse order of the date of grant of the awards; (iii) all other amounts that are not subject to Section 409A of the Code will next be reduced; and (iv) all amounts that are subject to Section 409A of the Code will then be reduced.
Section 11. Section 409A Compliance. The intent of the parties is that the payments and benefits under this Award Agreement comply with Section 409A of the Code, to the extent

Exhibit 10.28
subject thereto, and accordingly, to the maximum extent permitted, this Award Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, the Participant shall not be considered to have terminated Service with the Company for purposes of any payments under this Award Agreement which are subject to Section 409A of the Code until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Award Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Award Agreement or any other arrangement between the Participant and the Company during the six-month period immediately following the Participant’s separation from service shall instead be paid on the first business day after the date that is six months following the Participant’s separation from service (or, if earlier, the Participant’s date of death). The Company makes no representation that any or all of the payments described in this Award Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.
Section 12. Governing Law. Notwithstanding anything to the contrary in the RCA Appendix this Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.
Section 13. PSU Agreement Binding on Successors. The terms of this Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.
Section 14. No Assignment. Notwithstanding anything to the contrary in this Award Agreement, neither this Award Agreement nor any rights granted herein shall be assignable by the Participant.
Section 15. Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Award Agreement, including, but not limited to, all acts and documents related to compliance with federal and/or state securities and/or tax laws.
Section 16. No Part of Other Plans. The benefits provided under this Award Agreement or the Plan shall not be deemed to be a part of or considered in the calculation of any other benefit provided by the Company or its Subsidiaries or Affiliates to the Participant.
Section 17. Severability. Should any provision of this Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to

Exhibit 10.28
become a part hereof and treated as though contained in this original Award Agreement. Moreover, if one or more of the provisions contained in this Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.
Section 18. Country-Specific Provisions. Notwithstanding any provisions in this Award Agreement, the PSUs and any shares of Common Stock subject to the PSUs shall be subject to any special terms and conditions for the Participant’s country of employment and country of residence, if different, as set forth in any appendix attached hereto (“Country-Specific Provisions Appendix”). Moreover, if the Participant relocates to one of the countries included in the appendix, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in any adverse accounting expense with respect to the PSUs (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). The Country-Specific Provisions Appendix is incorporated by reference herein and made a part of this Award Agreement. To the extent any provision in the Country-Specific Provisions Appendix conflicts with any provision set forth elsewhere in this Award Agreement, the provision set forth in the appendix shall control.
Section 19. Entire Agreement. This Award Agreement (including the appendices attached hereto) and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof; provided, that any confidentiality, invention assignment and/or restrictive covenant agreements by and between the Participant and the Company or any of its Subsidiaries and Participant’s Restrictive Covenant Obligations thereunder shall not be superseded but shall continue in accordance with their terms.
Section 20. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.
Section 21. Amendment. The Administrator has the right to amend, alter, suspend, discontinue or cancel the PSUs, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Award Agreement without the Participant’s consent.
Section 22. Counterparts; Electronic Signature. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Participant’s electronic signature of this Award Agreement shall have the same validity and effect as a signature affixed by the Participant’s hand.

Exhibit 10.28
* * *
IN WITNESS WHEREOF, the parties have executed this Performance Stock Unit Award Agreement as of the day and year first above written.

AMRIZE LTD

By:      Print Name:

PARTICIPANT

By:      Print Name:

Exhibit 10.28
RCA APPENDIX

(attached)

Exhibit 10.28

PERFORMANCE APPENDIX